Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401 __________________
111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 __________________ www.lucbro.com

October 11, 2023

Snail, Inc.

12049 Jefferson Boulevard

Culver City, CA 90230

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, Snail, Inc., a Delaware corporation (the “Company”), in connection with filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-274626) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), related to the registration of the resale of up to 15,093,768 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) which may be issued and sold by the Company to Alumni Capital LP pursuant to (A) the terms of that certain common stock purchase agreement, dated August 24, 2023, by and between the Company and Alumni Capital LP (the “ELOC Purchase Agreement”), consisting of (i) certain shares of Common Stock that the Company may issue and sell to Alumni Capital LP under the ELOC Purchase Agreement from time to time, and (ii) certain shares of Common Stock to be issued to Alumni Capital LP upon the exercise of certain warrants; and (B) the terms of that certain common stock purchase agreement, dated August 24, 2023, by and between the Company and Crom Cortana Fund LLC and Jefferson Street Capital LLC (the “Crom Purchase Agreement”), consisting of (i) certain shares of Common Stock that the Company may issue to Crom Cortana Fund LLC and Jefferson Street Capital LLC upon conversion of certain notes, and (ii) certain shares of Common Stock that the Company may issue to Crom Cortana Fund LLC and Jefferson Street Capital LLC upon the exercise of certain warrants. Alumni Capital LP, Crom Cortana Fund LLC and Jefferson Street Capital LLC, collectively are referred to as the Selling Stockholders.

The offering of the Shares will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the offering contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holder of such Shares and have been issued by the Company upon delivery of a notice by the Selling Stockholders and (a) with regard to the Shares issued by the Company pursuant to the ELOC Purchase Agreement when issued against payment therefor as set forth in the ELOC Purchase Agreement and (b) with regard to the Shares issued by the Company pursuant to the exercise of the warrants held by the Selling Stockholders when issued against payment therefor as set forth in the warrants, such Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP